Exhibit 10.7

February 13, 2023

Ludwig Enterprises, Inc.

Attn: Anna Blackstone, CEO

This letter agreement (the “Agreement”) confirms the terms of CFO outsourcing services that KBL, LLP (“KBL” or Consultant) through Michael Pollack CPA will provide to Ludwig Enterprises, Inc. (the “Company”). The term of the engagement hereunder shall commence upon the execution and delivery of this Agreement.

1.            Scope of Engagement. KBL (Michael Pollack) is being engaged as your outsourced CFO, an independent contractor, reporting to the Company’s Chief Executive Officer and Board of Directors, or other person(s) designated by the Company, to:

(i)           Act as outsourced “Interim chief financial officer.”

(ii)         Assist management and the Board of Directors in designing, implementing, and maintaining internal controls relevant to the preparation and fair presentation of financial statements, and filing of all required SEC filings;

(iii)         Assist management, as required, in the preparation of financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”) and Public Company Accounting Oversight Board standards (“PCAOB standards”), management’s discussion and analysis, and work papers related to the foregoing to support the auditing and interim review process;

(iv)        Assist the Company and its management in dealing with auditing and interim review process and with its independent audit firm if and when that occurs, including visiting the Company’s location during the audit/review process and helping the Company prepare and finalize audit/review information and schedules in a timely and efficient manner;

(v)         Assist management in any communications and filings with the United States Securities and Exchange Commission, if and when they occur; and

(vi)        Assist the Board of Directors in strategizing ways to improve operations and assist in the potential funding of operations.

(vii)       Consultant shall have no authority to enter into contract(s) or bind the Company or to spend or commit funds of the Company.

2.            Financial Terms. The initial term of the agreement will be for an initial one-year term starting from the date you decide and can be extended for successive one-year terms. KBL’s fees for the above services will be billed hourly at $250 per hour. KBL will send invoices to the Company monthly. You reserve the right to change the billing to an agreed upon monthly rate. Invoices are payable within thirty (30) days of receipt. KBL’s reasonable out of pocket expenses will be billed separately and will consist solely of travel expenses, as necessary. The Company’s lack of payment may result in KBL terminating its services until the Company’s account is fully paid. The Company shall not be responsible for payment of any taxes or insurance applicable to KBL’s engagement hereunder.

Ludwig Enterprises, Inc.

3.            Representations and Warranties. KBL hereby represents and warrants that:

(i)          KBL is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is necessary.

(ii)          There are no actions, suits, investigations, proceedings, civil or criminal, pending, or, to KBL’s knowledge after due investigation, threatened against or affecting KBL in any court or before any governmental or regulatory agency.

(iii)         KBL is a Certified Public Accounting firm, and all partners of the firm are duly licensed Certified Public Accountants.

(iv)         KBL has the necessary personnel, skills and tools to properly perform the services herein.

(v)          KBL shall perform its responsibilities hereunder in a professional and workmanlike manner, and with the highest level of care and skill.

(vi)         Nothing herein shall be interpreted or construed as creating or establishing the relationship of employer and employee between the parties.

4.            Client Provided Information. The Company represents that all information provided to KBL is accurate and complete to the best of its knowledge. Further, if the Company agrees to utilize KBL’s tax services, the Company will possess the required supporting documentation for such tax deductions as travel, entertainment, business gifts, charitable contributions, automobile usage, etc. KBL is not responsible for any additional tax, penalties or interest that might result from the lack of documentation for such deductions upon audit.

5.            Professional Judgment. KBL will use its professional judgment in applying tax, accounting, or other rules applicable to this engagement. Wherever there are conflicting, reasonable interpretations of the rules, KBL will advise the Company of the possible positions the Company might take and follow the position the Company requests as long as it is consistent with applicable professional, statutory or regulatory standards. Should the positions taken result in additional taxes, penalties, fines, interest or any other damages, KBL assumes no responsibility for such costs.

6.            Original Client Records. Unless otherwise noted, the Company is responsible to retain original documents as may be necessary to justify reported revenues, expenses, etc. KBL may choose to retain selected copies of documents in its work papers.

7.            Indemnification for Management Misrepresentation. If KBL incurs legal fees as a result of its reliance on any knowingly false representation by the Company, the Company agrees to reimburse KBL for all of our reasonable legal fees and related costs of defense.

8.            Changes or Modifications in Scope of Engagement. Should the scope of the engagement change, KBL will prepare a “Change Order” letter outlining the necessary changes and the modification of fees. KBL will not proceed with the modified scope without the Company’s prior written approval. Fee increases resulting from approved Change Orders will be in accordance with Section 2.

Ludwig Enterprises, Inc.

9.            Termination of Engagement. With or without cause, the Company and KBL may each terminate this Agreement at any time upon thirty (30) days written notice. During the period after notice of termination is given through actual termination, KBL agrees to cooperate with the Company in good faith on matters relating to this engagement and promptly return to Company any Confidential Information and any other Company, documents, materials or property in KBL’s possession, custody or control. During the above 30-day period Consultant will only perform for the Company board of directors pre-approved activities.

10.           Restrictive Covenant. KBL agrees that during the term of this Agreement KBL will not (except at Company’s written request and on Company’s behalf), directly or indirectly: (i) solicit or encourage any client or supplier of Company to terminate or otherwise alter their relationship with Company in an adverse manner, or (ii) engage in any discussions regarding soliciting, engaging or hiring, for consulting, full-time or part-time employment, anyone who is an employee of the Company. The parties agree that the foregoing limitations as to time and scope and activity are reasonable and acceptable and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Company.

11.          Disparaging Statements. At all times during and after the period in which KBL is engaged and at all times thereafter, KBL shall not either verbally, in writing, electronically or otherwise: (i) make any derogatory or disparaging statements about the Company, any of its affiliates, any of their respective officers, directors, shareholders, employees and agents, or any of the Company’s current or past customers, partners or employees, or (ii) make any public statement or perform or do any other act prejudicial or injurious to the reputation or goodwill of Company or any of its affiliates or otherwise interfere with the business of the Company or any of its affiliates.

12.          Relationship of Parties. The Company and KBL shall each be deemed to be independent contractors and in no event shall the acts or omissions of one party be attributable to the other party. Neither party, nor its employees, shall be or shall be deemed to be an employee of the other party for any purpose whatsoever. Nothing herein contained shall be construed to place the parties in the relationship of partners, joint ventures, or any agency relationship, and neither party shall have any right or power to obligate or bind the other in any manner whatsoever except as authorized in this Agreement or otherwise specifically authorized in writing by an officer of Company.

13.          Miscellaneous.

(i)            Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and KBL or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any breach with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Ludwig Enterprises, Inc.

(ii)           Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be as set forth on the signature page hereto, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(iii)          Governing Law and Dispute Resolution. This Agreement shall be interpreted, governed by and construed in accordance with the internal laws of the State of Florida without reference to principles of conflicts of laws. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the County and State of New York. Each party hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. KBL agrees that (i) the covenants set forth herein are reasonable and necessary for the protection of Company’s business interests, (ii) irreparable injury will result to Company if KBL breaches this Agreement, and (iii) in the event of any actual or threatened breach of this Agreement, Company will have no adequate remedy at law. Accordingly KBL agrees that, in the event of any actual or threatened breach of this Agreement, Company will be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Such remedy shall not be exclusive of any other remedies available to Company, nor shall it be deemed an election of remedies by Company, the parties having agreed that all remedies are to be cumulative. Upon any expiration or termination of KBL’s engagement with Company, or this Agreement, for whatever reason, and regardless of whether Company is otherwise in breach of any obligation to KBL.

(iv)         Assignment. The rights and benefits of Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of KBL under this Agreement are personal and therefore KBL may not assign any right or duty under this Agreement without the prior written consent of the Company.

Ludwig Enterprises, Inc.

(v)          Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable, in whole or in part, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes closest to the intention underlying the unenforceable term or provision.

(vi)         Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(vii)        Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(viii)       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

(ix)          Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter contained herein and terminates and supersedes all prior or contemporaneous representations, promises, warranties, covenants, undertakings, discussions, negotiations, and agreements, whether written or oral, by any officer, employee or representative of any party to this Agreement with respect to such subject matter, other than those expressly contained in this Agreement.

(x)           Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

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Ludwig Enterprises, Inc.

If the foregoing is consistent with the Company’s intentions and understanding, please sign this Agreement in the space provided and return it to KBL.

Regards,

KBL, LLP

By:	Michael Pollack, CPA

1350 Broadway Suite 1510
New York, NY 10018
Ph: (856) 745-3886
Facsimile: (609) 482-8018

Accepted and Agreed:

LUDWIG ENTERPRISES, INC.

By:

Name: Anne Blackstone, CEO